Exhibit 1.1

UNDERWRITING AGREEMENT

Newbridge Securities Corporation

5220 Town Center Circle

Tower 1, Suite 306

Boca Raton, Florida 33486

[●], 2020

Ladies and Gentlemen:

This Agreement (the “Agreement”) constitutes the agreement between Hitek Global, Inc., a Cayman Islands company (collectively with its subsidiaries and its variable interest entities, the “Company”), with the several underwriters (such underwriters, for whom Newbridge Securities Corporation, a Virginia corporation, is acting as representative (in such capacity, the “Representative,” if there are no underwriters other than the Representative, reference to multiple underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as underwriter, the “Underwriters” and each an “Underwriter”) to issue and sell to the Underwriters an aggregate of [●] ordinary shares, par value $0.0001 “Ordinary Shares”), of the Company (the “Firm Shares”). The Company has also granted to the several Underwriters an option to purchase up to [●] additional Ordinary Shares, on the terms and for the purposes set forth in Section 1(B) hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Securities.” The offering and sale of securities contemplated by this Agreement is referred to herein as the “Offering.”

The Company and the Representative agree as follows:

1.	Purchase of Securities.

A. Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, severally and not jointly, an aggregate of [●] Firm Shares at a purchase price (after 8.5% underwriting discount) of $[●] per share. The Underwriters, severally and not jointly, agree to purchase from the Company the Firm Shares set forth opposite their respective names on Annex A attached hereto and made a part hereof.

B. Option Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, all or any portion of the Option Shares at the same purchase price as the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 45 days after the date of the Prospectus (as defined below) upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option and the date and time, as determined by the Representative, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

2.	Fees and Expenses; Right of First Refusal.

A. Commission. In consideration of the services to be provided hereunder, the Company shall pay to the Underwriters or their respective designees their pro rata portion (based on the number of Securities purchased) of an underwriting discount equal to eight and one-half percent (8.5%) of the aggregate gross proceeds raised in the Offering (the “Underwriting Fee”).

B. Non-Accountable Expense Allowance. At the First Closing Date (as defined below) the Representative will receive a non-accountable expense allowance (the “Non-Accountable Expenses Allowance”) equal to $155,000.

C. Offering Expenses. The Company will be responsible for and will pay all expenses directly and necessarily incurred relating to the Offering, including, without limitation, (a) the cost of preparing, printing and filing the Registration Statement (as defined below) with the U.S. Securities and Exchange Commission (the “Commission”), amendments and supplements thereto, and post-effective amendments, as well as the filing with Financial Industry Regulatory Authority, Inc. (“FINRA”) and payment of all necessary fees in connection therewith and printing of a sufficient number of preliminary and final prospectuses, as the Representative may reasonably request; (b) the cost of preparing, printing, and delivering exhibits thereto, in such quantities as the Representative may reasonably request; (c) the fees of counsel and accountants for the Company, including fees associated with any blue sky filings; (d) fees associated with the Company’s transfer agent; and (e) the fees to translate documents for due diligence purposes; and (f) up to $15,000 for out-of-pocket travel expenses for due diligence purposes, which travel expenses have been paid.

D. The Company will be responsible for an aggregate amount of $70,000 (of which $63,000 has been paid) as an advance for accountable expenses (the “Advance”). Notwithstanding the foregoing, any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

E. The Company will be responsible for a financial advisory fee of $50,000 due and payable at the First Closing Date of this Offering.

F. Effective upon the First Closing Date (as defined below), the Representative shall have a right of first refusal for the period beginning on the Frist Closing Date and ending on the 365th day following the First Closing Date to act as a lead managing underwriter or lead placement agent and lead bookrunner in connection with any public or private offering of equity securities or securities convertible into equity securities contemplated by the Company. Representative shall have ten (10) business days from its receipt of the written terms offering such engagement (the “Written Offering Terms”) in which to determine whether or not to accept such offer and, if Representative refuses, and provided that such financing is consummated (A) with another placement agent or underwriter upon substantially the same terms and conditions as the Written Offering Terms and (B) within three months after the end of the aforesaid ten (10)-business day period, this right of first refusal shall be forfeited and terminated; provided, however, if the financing is not consummated under the conditions of clause (A) and (B) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in the financing during the remainder of such 365-day period.

3.	Delivery of and Payment for Securities.

Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on [●], 2020 or at such other time as shall be agreed upon in writing by the Representative and the Company, and, with respect to the Option Shares, 10:00 A.M., Eastern time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Option Shares, or at such other time as shall be agreed upon in writing by the Representative and the Company. The hour and date of delivery of and payment for the Firm Shares is hereafter referred to as the “First Closing Date,” and the time and date for delivery of the Option Shares, if not the First Closing Date, is called a “Final Closing Date,” and each such closing of the payment of the purchase price for, and delivery of the Securities is referred to herein as a “Closing.” Each Closing shall be at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company, and each Closing may be undertaken by remote electronic exchange of Closing documentation. Payment for the Securities shall be made on the applicable Closing Date by wire transfer in Federal (same day) funds upon delivery to the Representative of the Securities through the full fast transfer facilities of the Depository Trust Company (the “DTC”) for the account of the Underwriters. The Securities shall be registered in such names and in such denominations as the Representative may request in writing at least two business days prior to the applicable Closing Date. The Company shall not be obligated to sell or deliver the Securities to be purchased on such Closing Date except upon tender of payment by the Representative for all such Securities.

4.	Term and Termination of Agreement.

The term of this Agreement will commence upon the execution of this Agreement and will terminate upon the consummation of the final Closing of the Offering; provided the Underwriters shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the First Closing Date, and the option referred to in Section 1(B), if exercised, may be cancelled at any time prior to the Final Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the NASDAQ Capital Market shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Capital, by the NASDAQ Capita Market or by order of the Commission or any other governmental authority, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representative’s reasonable judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability on the part of any party to any other party, except that those portions of this Agreement specified in Section 8 shall at all times be effective and shall survive such termination. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein, less any advances for such expenses previously paid by the Company to the Representative, then due and payable and upon demand the Company shall pay the full amount thereof to the Underwriters. To the extent that the Underwriters’ out-of-pocket expenses are less than the Advance, the Underwriters will return to the Company (in accordance with FINRA Rule 5110(f)(2)(C)) that portion of the Advance not offset by actual, accountable expenses incurred. Notwithstanding anything to the contrary contained herein, any provision in this Agreement concerning or relating to confidentiality, indemnification, contribution, advancement, the Company’s representations and warranties and the Company’s obligations to pay fees and reimburse expenses will survive any expiration or termination of this Agreement.

5.	Permitted Acts.

Nothing in this Agreement shall be construed to limit the ability of the Underwriters, their officers, directors, employees, agents, associated persons and any individual or entity “controlling,” controlled by,” or “under common control” with the Underwriters (as those terms are defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) to conduct their business including without limitation the ability to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

6.	Representations and Warranties of the Company.

As of the date and time of the execution of this Agreement, each Closing Date and the Initial Sale Time (as defined below), and any representation made by the Company to the Underwriters regardless of whether such representation was made prior to the execution of this Agreement, the Company represents, warrants and covenants to the Underwriter that:

A.

i.	The Company has filed with the Commission a Registration Statement on Form F-1 (Registration File No. 333-228498) under the Securities Act for the registration of the Securities under the Securities Act. At the time of such filing, the Company met the requirements of Form F-1 under the Securities Act. The Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Securities Act Regulations”) of the Commission promulgated thereunder, a final prospectus included in such Registration Statement relating to the placement of the Securities and the plan of distribution thereof and has advised the Underwriters of all further information (financial and other) with respect to the Company required to be set forth therein. Such Registration Statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Preliminary Prospectus”; and the amended or supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and 424(b) (including the Preliminary Prospectus as so amended or supplemented) is hereinafter called the “Prospectus.” No stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. Any Registration Statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.

ii.	The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined below), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule I hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

iii.	The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

B. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

C. The Company has the authorized capitalization as set forth in both the Prospectus and the Disclosure Package; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. All of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of the subsidiaries and affiliates of the Company named on Schedule II (each a “Subsidiary,” collectively, the “Subsidiaries”) have been duly authorized and are validly issued, fully paid and non-assessable securities thereof and, except as disclosed in the both the Prospectus and the Disclosure Package, all of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

D. Each of the Company and the Subsidiaries (all of which are named in Schedule II hereto) has been duly incorporated, formed or organized, and is validly existing as a corporation, general or limited partnership or limited liability company, in good standing under the laws of its respective jurisdiction of incorporation, formation or organization, with full power and authority to own its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Prospectus and the Disclosure Package, and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein. The Company does not own or control, directly or indirectly, any corporation, association or entity other than Hitek Hong Kong Limited, a limited liability company established under the laws of Hong Kong Special Administrative Region and wholly-owned subsidiary of the Company (“Hitek HK”), Tian Dahai (Xiamen) Information Technology Co., Ltd. (“WFOE”), a wholly foreign owned enterprise established under the law of the PRC and a wholly owned subsidiary of Hitek HK, Xiamen Hengda Hitek Computer Network Co., Ltd. (“Hengda”), a limited liability company established under the laws of the PRC and controlled by WFOE through contractual arrangements as described in the Prospectus, Xiamen Huasheng Hitek Computer Network Co. (“Huasheng”), Ltd., a limited liability company established under the laws of the PRC and wholly-owned subsidiary of Hengda, and Huoerguosi Hengda Information Technology Co., Ltd. (“Huoerguosi”), a limited liability company established under the laws of the PRC and wholly-owned subsidiary of Hengda.

E. The Company and all of the Subsidiaries are duly qualified or licensed and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property or otherwise maintain an office and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; other than as disclosed in both the Prospectus and the Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association.

F. VIE Agreements and Corporate Structure.

(i)	The description of the corporate structure of the Company and each of the agreements among the Subsidiaries and shareholders, that are variable interest entities (“VIEs”) and the VIEs, (each a “VIE Agreement” and collectively, the “VIE Agreements”) as set forth in the Disclosure Package and the Prospectus under the caption “Our History and Structure” and filed as Exhibits 10.4, 10.5 to 10.6 to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure of the Company together with its Subsidiaries and VIEs taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Disclosure Package and the Prospectus.

(ii)	Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as disclosed in the Disclosure Package and the Prospectus, the corporate structure of the Company complies with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, its subsidiaries and VIEs or shareholders of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii)	The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of its Subsidiaries and VIEs pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and VIEs, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries and VIEs or any of their properties, or any arbitration award, except as disclosed in the Disclosure Package and the Prospectus, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries and VIEs is a party or by which the Company or any of its Subsidiaries and VIEs is bound or to which any of the properties of the Company or any of its Subsidiaries and VIEs is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the best knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

(iv)	The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs, through its rights to authorize the shareholders of the VIEs to exercise their voting rights.

G. The Company and the Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates.

H. Neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective charter, bylaws, agreement of limited partnership, operating agreement or other similar organizational documents (the “organizational documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, or (iii) any federal, state, local or foreign law, regulation or rule, or any decree, judgment, permit or order (each, a “Law”) applicable to the Company, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect.

I. The execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule, or any decree, judgment or order applicable to the Company or any Subsidiary, except, in the case of clause (B) above, for such breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

J. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 8 hereof may be limited by Federal or state securities laws and public policy considerations in respect thereof.

K. No approval, authorization, consent or order of or filing with any Federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Securities, other than (i) such as have been obtained, or will have been obtained at the Closing Date under the Securities Act, Securities Act Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder (the “Exchange Act Regulations”), (ii) such approvals as have been obtained in connection with the approval of the quotation of the Securities on the NASDAQ Capital Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters.

L. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, clearances, registrations, exemptions, consents and approvals (“Permits”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Permits from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such Permits, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect; except as described in both the Prospectus and the Disclosure Package, neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in both the Prospectus and the Disclosure Package; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could result in a Material Adverse Change; and no such Permit contains a materially burdensome restriction that is not adequately disclosed in both the Prospectus and the Disclosure Package.

M. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied with any request on the part of the Commission for additional information.

N. Any Preliminary Prospectus when filed with the Commission, and the Registration Statement as of each effective date and as of the date hereof, complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects, with the requirements of the Securities Act and the Securities Act Regulations.

O. The Registration Statement, as of its effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and on the Closing Date contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by the Underwriters to the Company expressly for use therein.

P. As of 4:30 p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Securities on the Closing Date, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus, if any, did not, and at the time of each sale of Securities and as of the Closing Date, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing through the Representative to the Company expressly for use therein.

Q. Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities did not, does not, and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement.

R. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act and is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

S. Except for the Issuer Free Writing Prospectuses identified in Schedule I hereto, and any electronic road show relating to the public offering of Securities contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any Free Writing Prospectus.

T. Any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Securities contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T.

U. Except as otherwise disclosed in both the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which could result in a judgment, decree, award or order having a Material Adverse Effect.

V. The financial statements, including the notes thereto, included in each of the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package; and no pro forma financial information is required to be included in the Registration Statement, the Prospectus or the Disclosure Package.

W. UHY LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Prospectus and the Disclosure Package, are, and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations, and are registered with the Public Company Accounting Oversight Board.

X. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (i) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

Y. Each of the Securities conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package; this Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

Z. Except as disclosed in both the Prospectus and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in both the Prospectus and the Disclosure Package.

AA. The Securities to be offered by the Company have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Securities by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise.

BB. None of the Company, the Subsidiaries, or any of their respective directors, officers, representatives or affiliates has taken, nor will take, directly or indirectly, any action that is designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

CC. Neither the Company nor any of the Subsidiaries, nor any of their respective affiliates, officers, directors or any beneficial owner of 5% or more of the Company’s securities, (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) has any direct or indirect affiliation or association with any member firm of FINRA (as determined in accordance with the rules and regulations of FINRA).

DD. Any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

EE. The form of certificate used to evidence the Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company.

FF. Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property owned by them, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

GG. The agreements and documents described in the Registration Statement, the Prospectus, or the Disclosure Package conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder to be described in the Registration Statement, the Prospectus, or the Disclosure Package or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Prospectus, or the Disclosure Package, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (B) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

HH. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Registration Statement, the Prospectus and the Disclosure Package set forth as of the date of such filings all outstanding secured and unsecured indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.

II. The descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described, fairly and accurately present the information required to be disclosed, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package, or to be filed as exhibits to the Registration Statement, which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

JJ. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement, the Prospectus or the Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The statistical and market related data included in the Registration Statement, the Prospectus or the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

KK. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, know-how, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package, and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, the Prospectus and the Disclosure Package, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any person, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement or misappropriation by another person of any of the Intellectual Property Rights, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim. To the Company’s knowledge, it has not infringed or misappropriated the Intellectual Property Rights of any third parties, which infringement or misappropriation would, if the subject of an unfavorable decision, ruling or finding, have a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

LL. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents. The Company is, or at the date of this Agreement and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

MM. The Company and each of the Subsidiaries maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

NN. Each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency that is likely to be asserted against any such entity that, if determined adversely to any such entity, could have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities.

OO. Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

PP. Neither the Company nor any of the Subsidiaries is in violation of, or has received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company or any of the Subsidiaries; the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, individually or in the aggregate, result in a Material Adverse Change.

QQ. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a Material Adverse Effect.

RR. Except as otherwise disclosed in both the Prospectus and the Disclosure Package, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

SS. Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation, or of a character required to be disclosed in the Prospectus or the Disclosure Package.

TT. All securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary, have been or will be issued and sold in compliance with (i) all applicable federal, state or foreign securities laws, and (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity.

UU. The Company and its Subsidiaries are, and at all times prior were, in compliance with any and all applicable federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources, petroleum or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses.

VV. In connection with this offering, the Company has not offered and will not offer its Securities or any other securities convertible into, or exchangeable or exercisable for, Securities in a manner that violates the Securities Act; and the Company has not distributed and will not distribute any offering materials in connection with the offer and sale of the Securities except for any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement.

WW. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, to be described in the Registration Statement, the Prospectus, the Disclosure Package, which is not so described.

XX. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Securities, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

YY. There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries that could have, individually or in the aggregate, a Material Adverse Effect.

ZZ. The Company, the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and on the Closing Date will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

AAA. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of such entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation, and the Company and the Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation.

BBB. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any of its affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law.

CCC. The operations of the Company, its Subsidiaries and, to the Company’s knowledge, its affiliates, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, singly or in the aggregate, result in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, or, to the Company’s knowledge, any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

DDD. Each of the Company and its Subsidiaries, and, to the Company’s knowledge, each of their affiliates, and any director, officer, agent or employee of, or other person associated with or acting on behalf of the Company, has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

EEE. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, nor any of its Subsidiaries, located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as placement agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

FFF. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its affiliates with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA.

GGG. The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement to the one hundred and eighty (180) days after the commencement date of the trading of the ordinary shares (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this section shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Underwriter waive, in writing, such extension; provided, however, that this extension of the Lock-Up Period shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an Emerging Growth Company prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the Emerging Growth Company or its shareholders that restricts or prohibits the sale of securities held by the Emerging Growth Company or its shareholders after the initial public offering date.

HHH. Schedule III hereto contains a complete and accurate list of the Company’s officers, directors and each 5% beneficial owner of the Company’s outstanding Shares (or securities convertible or exercisable into Shares) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. If the Representative, in its sole discretion, agrees to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and the Representative and provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit B hereto, issued through a major news service, at least two (2) business days before the effective date of the release or waiver.

7.	Conditions of the Obligations of the Underwriters.

The obligations of the Underwriters hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 7 hereof as of the date hereof and as of each Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

A. Regulatory Matters.

i.	Effectiveness of Registration Statement; Rule 424 Information. The Registration Statement is effective on the date of this Agreement, and, an at each Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission, any securities commission, securities regulatory authority or stock exchange. The Company has complied with each request (if any) from the Commission for additional information. All filings with the Commission required by Rule 424 (and in accordance with Rule 430A) under the Securities Act to have been filed by the Closing Date, shall have been made within the applicable time period prescribed for such filing by Rule 424.

ii.	FINRA Clearance. On or before the First Closing Date, the Underwriters shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

B. Company Counsel Matters.

i.	At each Closing Date, the Underwriters shall have received the written opinion and negative assurance letter of Hunter Tubman Fischer & Li LLC, U.S. counsel for the Company, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

ii.	At each Closing Date, the Underwriters shall have received the written opinion of Jingtian & Gongcheng Law Firm, PRC counsel for the Company, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

iii.	At each Closing Date, the Underwriters shall have received the written opinion of Maples and Calder, Cayman Islands counsel for the Company, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

iv.	At each Closing Date, the Underwriters shall have received the written opinion of Haneberg Hurlbert PLC, dated such Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

C. Comfort Letters.

i.	Comfort Letter. At the time this Agreement is executed, Underwriters shall have received from UHY LLP a cold comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative and to UHY LLP, dated as of the date of this Agreement.

ii.	Bring-down Comfort Letter. At each Closing Date, the Underwriters shall have received from UHY LLP a letter, dated as of the Closing Date, to the effect that UHY LLP reaffirms the statements made in the letter furnished pursuant to Section 7.C.i. except that the specified date referred to shall be a date not more than three (3) business days prior to such Closing Date.

iii.	In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriters deem such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement.

D. Officers’ Certificates.

i.	Officers’ Certificate. The Company shall have furnished to the Underwriters a certificate, on each Closing Date, its Chief Executive Officer, and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of the Initial Sale Time and through the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Initial Sale Time through the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the execution of this Agreement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Disclosure Package or the Prospectus, (iii) to their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included in the Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Change or a prospective Material Adverse Change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company, except as set forth in the Prospectus.

ii.	CFO’s Certificate. At each Closing Date the Underwriters shall have received a certificate of the Company signed by the Chief Financial Officer of the Company, dated such Closing Date, certifying: (i) that each of the Company’s organization documents is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; and (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

E. No Material Changes. Prior to and on each Closing Date: (i) there shall have been no Material Adverse Change or development involving a prospective Material Adverse Change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any affiliates of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

F. Good Standing. At each Closing Date, the Underwriters shall have received satisfactory evidence of good standing of the: 1) Company; 2) Hitek HK; 3) WFOE; 4)Hengda; 5) Huasheng; and 6) Huoerguosi in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions or, for any such jurisdiction in which evidence of good standing may not be obtained from appropriate governmental authorities, in the form of an opinion of counsel licensed in the applicable jurisdiction.

G. Stock Exchange Listing. The Company’s Shares shall be registered under the Exchange Act and shall be conditionally approved for listing on the NASDAQ Capital Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Securities under the Exchange Act or delisting or suspending from trading of the Securities from the NASDAQ Capital Market, nor shall the Company have received any information suggesting that the Commission or the NASDAQ Capital Market is contemplating terminating such registration or listing.

H. Lock-up Agreements. The Representative shall have received all of the Lock-Up Agreements from the Lock-Up Parties, and the Lock-Up Agreements shall be in full force and effect.

I. Additional Documents. At each Closing Date, the Representative’s legal counsel shall have been furnished with such documents and opinions customary in such an offering in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Representative’s counsel.

8.	Conditions of Obligation of the Company

The obligations of the Company hereunder shall be subject to the condition that at least thirty percent (30%) of the Firm Shares will be sold to investors residing in the United States of America.

9.	Indemnification and Contribution; Procedures.

A. Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless the Underwriters, their affiliates and each person controlling such Underwriter (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Underwriters, their affiliates and each such controlling person (the Underwriters, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided in this Agreement) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Prospectus or in any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to the investors in this Offering by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to the investors in this Offering by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 8, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ information furnished to the Company in writing expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Disclosure Package. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Agreement.

B. Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 8 or otherwise to such Indemnified Person. The Company shall, if requested by the Underwriters, assume the defense of any such action (including the employment of counsel designated by the Underwriters and reasonably satisfactory to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ separate counsel designated by the Underwriters for the benefit of the Underwriters and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by the Underwriters and engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for any settlement of any action effected without its or their written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Underwriters, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

C. Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Liabilities, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or Prospectus or any amendment or supplement thereto, in reliance upon, and in strict conformity with, the Underwriters’ information furnished to the Company in writing expressly for use therein. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Disclosure Package or Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriters, the Underwriters shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriters by the provisions of Section 8.C. The Company agrees promptly to notify the Underwriters of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Securities or in connection with the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

D. Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company on the one hand, and to the Underwriters and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company on the one hand, and the Underwriters and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by the Underwriters pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). For purposes of this paragraph, the relative benefits to the Company on the one hand, and to the Underwriters on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to the Underwriters under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

E. Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

F. Survival. The advancement, reimbursement, indemnity and contribution obligations set forth in this Section 8 shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

10.	Covenants and Agreements of the Company and Underwriters.

The Company further covenants and agrees with the Underwriters as follows:

A. Registration Statement Matters. The Company will advise the Underwriters promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus or any amended Prospectus has been filed and will furnish the Underwriters with copies thereof. The Company will advise the Underwriters, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or any amendment or supplement thereto or any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

B. Amendments and Supplements and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Registration Statement, the Preliminary Prospectus and Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Securities contemplated by the Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Underwriters or counsel for the Representative, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement or Prospectus that is necessary in order to make the statements in the Registration Statement and Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement or Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or Prospectus in connection with the Offering, the Company will furnish the Underwriters with a copy of such proposed amendment and will not file any such amendment to which the Underwriters reasonably objects.

C. Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Underwriters, without charge, during the period beginning on the date hereof and ending on the final Closing Date, as many copies of the Prospectus and any amendments and supplements thereto as the Underwriters may reasonably request.

D. Transfer Agent. During a period of two (2) years after the date of this Agreement, the Company will maintain, at its sole cost and expense, a registrar and transfer agent (the “Transfer Agent”), and shall furnish to the Underwriters such transfer sheets of the Company’s securities as the Underwriters may reasonably request, including daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. VStock Transfer, LLC, is acceptable to the Underwriters to act as Transfer Agent for the Ordinary Shares.

E. Periodic Reporting Obligations. For a period of two (2) years after the First Closing date or Final Closing Date, as applicable, the Company will duly file, on a timely basis, with the Commission and the NASDAQ Capital Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

F. Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Underwriters reasonably request to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Underwriters and the Company. The Company agrees that the Underwriters may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with investors in the Offering.

G. Stabilization. Neither the Company nor any of its employees, directors or shareholders (without the consent of the Underwriters) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

The Underwriters covenant and agree with the Company as follows:

H. Proceeds from U.S Investors. The Underwriters agree that at least fifty percent (50%) of the Firm Shares will be sold to investors residing in the United States of America.

11.	Limitation of the Underwriters’ Liability to the Company; Limitation of Engagement to the Company.

A. The Underwriters and the Company further agree that neither the Underwriters nor any of their affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract or tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by the Underwriters and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of the Underwriters.

B. The Company acknowledges that the Underwriters have been retained only by the Company, that the Underwriters are providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Underwriters is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Underwriters or any of their affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by the Underwriters no one other than the Company is authorized to rely upon any statement or conduct of the Underwriters in connection with this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by the Underwriters to the Company in connection with the Underwriters’ engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. The Underwriters shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by the Underwriters. The Company agrees that it will perform and comply with the covenants and other obligations set forth in related transaction documents between the Company and Underwriters in the Offering, if any, and that the Underwriters will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in any such agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to the Underwriters by the Company.

12.	Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

13.	Confidentiality.

In the event of the consummation or public announcement of any Offering, the Underwriters shall have the right to disclose their participation in such Offering, including, without limitation, the placement, at the Underwriters’ cost, of “tombstone” advertisements in financial and other newspapers and journals. The Underwriters agree not to use any confidential information concerning the Company provided to the Underwriters by the Company for any purposes other than those contemplated under this Agreement.

14.	Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

15.	Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

16.	Severability.

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

17.	Use of Information.

The Company will furnish the Underwriters such written information as the Underwriters reasonably request in connection with the performance of their services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, the Underwriters will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Offering and that the Underwriters do not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by the Underwriters in connection with the provision of their services.

18.	Absence of Fiduciary Relationship.

The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as Underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

19.	Survival Of Indemnities, Representations, Warranties, Etc.

The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of Underwriters, the Company, the investors in this Offering or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 4, the payment, reimbursement, indemnity, contribution and advancement agreements contained in Sections 2, 7, 9, and 11, respectively, and the Company’s covenants, representations, and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times. The indemnity and contribution provisions contained in Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, any person who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Underwriters, or by or on behalf of the Company, the Company’s directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and the Underwriter agree to notify each other of the commencement of any proceeding against either of them promptly, and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement and the Prospectus.

20.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.

21.	Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or faxed and confirmed to the parties hereto as follows:

If to the Company:

Hitek Global Inc.

Unit 304, No. 30 Guanri Road, Siming District

Xiamen City, Fujian Province

People’s Republic of China

Attn: Xiaoyang Huang

With a copy to:

Hunter Taubman Fischer & Li, LLC

1450 Broadway, 26th Floor

New York, NY 10018

Attn: Joan Wu, Esq.

Attn: Jane Wang, Esq.

If to the Underwriters:

Newbridge Securities Corporation

5220 Town Center Circle

Tower 1, Suite 306

Boca Raton, Florida 33486

Attn: Bruce Jordan

Attn: John McAuliffe

With a copy to:

Haneberg Hurlbert PLC

1111 East Main Street

Suite 2010

Richmond, VA 23219

Attn: Bradley A. Haneberg, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

22.	Entire Agreement.

This Agreement constitutes the entire agreement of the Underwriters and the Company, and supersedes any prior agreements (including but not limited to the engagement letters entered by and between the Company and the Representative on May 10, 2019 and July 23, 2019) with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

23.	Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 hereof, and to their respective successors, and personal representative, and, except as set forth in Section 9 of this Agreement, no other person will have any right or obligation hereunder.

24.	Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

25.	General Provisions.

This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition in this Agreement (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Company acknowledges that in connection with the Offering of the Securities, the Underwriters: (i) has acted at arm’s-length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (ii) owes the Company only those duties and obligations set forth in this Agreement and (iii) may have interests that differ from those of the Company. The Company waives, to the full extent permitted by applicable law, any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the Offering.

In acknowledgment that the foregoing correctly sets forth the understanding reached by the Underwriters and the Company, and intending to be legally bound, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date executed.

Very truly yours,

THE COMPANY:

HITEK GLOBAL, INC.

By:
Name:
Title:

THE REPRESENTATIVE:

Accepted by the Representative, acting for itself and as
Representative of the Underwriters named on Annex A hereto:

NEWBRIDGE SECURITIES CORPORATION

By:
Name:
Title:

Annex A

Name of Underwriters	Number of Firm Shares Being Purchased (1)
Newbridge Securities Corporation
Total	[●]

(1)	The Underwriters may purchase an additional [●] Option Shares, to the extent the option described in Section 1(b) of this Agreement is exercised in the manner described in this Agreement.

SCHEDULE I

Issuer General Use Free Writing Prospectuses

SCHEDULE II

Subsidiaries

SCHEDULE III

Lock-Up Parties

EXHIBIT A

Form of Lock-Up Agreement

[●], 2020

Newbridge Securities Corporation

5220 Town Center Circle

Tower 1, Suite 306

Boca Raton, Florida 33486

Dear Sirs:

As an inducement to the underwriters, for which Newbridge Securities Corporation is acting as representative (the “Representative”), to execute an underwriting agreement (the “The Underwriting Agreement”) providing for a public offering (the “Offering”) of ordinary shares, par value $0.0001 (the “Shares”), of Hitek Global, Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representative during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

The Lock-Up Period will be a period ending 180 days after the commencement of the trading of the Shares.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of Shares or any security convertible into or exercisable for Shares to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) by testate succession or intestate succession or (vi) pursuant to the Underwriting Agreement; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. Furthermore, notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities in a transaction not involving a public offering or public resale; provided that (x) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and (y) no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Shares if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Representative that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) the Offering is not completed by [●], 2020 .

The undersigned understands that the Representative is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

[Signature Page Follows]

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

Form of Company Press Release for Waivers or Releases

of Officer/Director Lock-Up Agreements

Hitek Global Inc.

Unit 304, No. 30 Guanri Road, Siming District

Xiamen City, Fujian Province

People’s Republic of China

[●]

Hitek Global, Inc. (the “Company”) announced today that Newbridge Securities Corporation, the representative of the underwriters, is [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of [●] ordinary shares held by certain [officers] [directors] of the Company. These [officers] [directors] entered into lock-up agreements with Newbridge Securities Corporation in connection with the Company’s initial public offering.

This [waiver] [release] will take effect on [●] [date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.